Exhbit 99.1

         Tekelec Achieves Revenue of $95.6 Million and Orders
              of $123.6 Million, Next-Gen Switching Gear
                     Deployed at Tier 1 Operators

    CALABASAS, Calif.--(BUSINESS WIRE)--July 22, 2004--Tekelec (Nasdaq:TKLC) today reported financial results for its second quarter ended June 30, 2004.
    Revenue for the second quarter of 2004 was $95.6 million, compared to $62.9 million in the second quarter of 2003. On a GAAP basis, Tekelec's net loss was $304,000, or $0.00 per diluted share, for the second quarter of 2004, compared to net income of $1.2 million, or $0.02 per diluted share, in the second quarter of 2003. Second quarter 2004 net income includes an $8.0 million one-time, non-cash charge for the write-off of in-process research and development related to the Taqua acquisition. Non-GAAP net income for the second quarter of 2004, which excludes the effects of acquisition-related amortization and the write-off of in-process research and development, was $9.4 million, or $0.14 per diluted share, compared to non-GAAP net income of $4.0 million, or $0.07 per diluted share, in the second quarter of 2003. Orders received in the second quarter for Tekelec products and services were $123.6 million, compared to $68.0 million in the second quarter in 2003.
    Tekelec President and CEO Fred Lax commented, "I am very pleased with Tekelec's performance in the second quarter, with revenue increasing 21% sequentially and 52% year-over-year, and with orders up 82% year-over-year. The $123.6 million of total orders booked during the quarter is the second highest order total in the history of the company, surpassed only by the order level achieved in Q4 2003. In particular, our next-generation switching business unit contributed significantly to this order total, generating a switching book-to-bill substantially higher than the overall company book-to-bill. In addition, we are very pleased to announce that Tekelec's next-gen switching equipment has been successfully deployed at two Tier 1 operators, helping to validate Tekelec as a major player in the next-gen switching space. Finally, our Network Signaling business unit generated $72.3 million of revenue, up 35% year-over-year, its highest revenue total in the history of the company, demonstrating that Tekelec's core business remains strong, while we continue to gain traction with our next-gen switching products.
    "With regard to next-gen switching, revenues increased 103% sequentially, primarily driven by Santera sales. We are very pleased to announce today that Sprint, one of the premier, most technologically forward-looking Tier 1 operators in the world, has deployed Tekelec's next-gen equipment in both its commercial network carrying live traffic, and in its lab for testing purposes. This attests to the carrier-grade quality, functionality, and reliability of Tekelec's large switch platform.
    "In another Tier 1 deployment, through the Company's relationship with Spatial Wireless, the Tekelec 8000 Wireless Multimedia Gateway has been deployed at a Tier 1 wireless operator. The Tekelec-Spatial solution is a high-capacity, distributed architecture core switch designed for Mobile Switching Center solutions with complete call control, mobility, and services management functionality for the mobile core network. This is a significant accomplishment and clearly demonstrates Spatial and Tekelec's leadership in bringing next-gen switching solutions to the wireless market.
    "As we continue our global expansion initiative, we are pleased to have been selected by PT Telkom for a multimillion dollar softswitch deployment. PT Telkom, the incumbent national telecommunications carrier of Indonesia, has chosen Tekelec's next-gen platform in an open-tender selection process over numerous other next-gen suppliers.
    "In another important international win announced today, Orascom Telecom Algeria will deploy Tekelec's Eagle 5 Signaling Application System to connect local, national, and international signaling traffic across its network. Orascom Telecom Holdings is the largest GSM network operator in the Middle East, Africa, and Pakistan.
    "Finally, in the area of signaling and value-added applications, we are pleased to have collaborated with Cingular on implementing its new star signaling architecture, involving Tekelec's Eagle 5 signaling platform and G-Flex Home Location Register manager solution. The architecture will provide a significant increase in Cingular's network capacity and will help to ensure seven-nines network reliability. We view this as another positive development in the relationship between Tekelec and the soon-to-be largest wireless operator in the United States."

    Business Unit Results

    Next-Generation Switching revenue for the second quarter of 2004 was $12.9, compared to $1.2 million in the second quarter of 2003. Network Signaling revenue was $72.3 million, compared to $53.6 million in second quarter of 2003. IEX Contact Center revenue was $10.4 million, compared to $8.1 million in second quarter of 2003.


                         Q3 FINANCIAL GUIDANCE

                  Q3 2004 Guidance             Q3 2003 Actual Results

Total
Revenues:   $102.0 million - $104.0 million         $70.7 million

GAAP Income
from
Continuing
Operations  $0.11 - $0.13 per diluted share(a) $0.08 per diluted share

(a) For the 3rd quarter of 2004, Tekelec expects expenses to include amortization of acquired intangibles and amortization of non-cash stock based deferred compensation of approximately $1.5 million, pre-tax. In addition, the Company expects approximately $750,000, pretax, of restructuring charges related to the manufacturing move. This guidance excludes any potential gain resulting from the exercise of the Catapult convertible note or any potential gain on the sale of our equity investment in Telica.


    Lax concluded, "The strong revenue growth and book-to-bill ratio, coupled with the strength of our core signaling business and success of our value-added applications portfolio, combined with the announcement of Tier 1 deployments of our next-gen switching equipment, highlight the significant progress we are making executing on our strategy focused on signaling solutions leadership, next-gen switching, and global expansion. Tekelec will continue to focus on execution in order to capitalize on significant global opportunities."

    Employment Inducement Stock Options

    On July 21, 2004, 72 new Tekelec employees hired during the second quarter of 2004 were granted employment inducement stock options under Tekelec's equity incentive plan for new employees to purchase a total of 437,950 shares of Tekelec common stock, pursuant to NASDAQ Marketplace Rule 4350 (i) (1) (A) (iv). The number of shares involved in these grants amounts to less than 1% of the outstanding common shares of Tekelec. All option grants have an exercise price equal to Tekelec's closing price on July 21, 2004, and will vest over a four-year period.

    About Tekelec

    Tekelec is a leading developer of now and next-generation signaling and switching telecommunications solutions, network monitoring technology, and value-added applications. Tekelec's innovative solutions are widely deployed in traditional and next-generation wireline and wireless networks and contact centers worldwide. Corporate headquarters are located in Calabasas, California, with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.

    Non-GAAP Information

    Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, Tekelec excludes certain items such as amortization of acquired intangibles, discontinued operations, non-cash stock based compensation charges, and unusual, non-recurring charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing our prospects for the future and underlying trends in Tekelec's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and to establish operational goals. In addition, since the Company has historically reported non-GAAP measures to the investment community, we believe the inclusion of this information provides consistency in our financial reporting. The attachments to this release provide a reconciliation of non-GAAP net income referred to in this release to the most directly comparable GAAP measure, GAAP net income from continuing operations. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.

    Forward-Looking Statements

    Certain statements made in this news release are forward looking, reflect the Company's current intent, belief or expectations and involve certain risks and uncertainties. There can be no assurance that the Company's actual future performance will meet the Company's expectations. As discussed in the Company's 2003 Annual Report on Form 10-K and other filings with the SEC, the Company's future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company's current expectations include, among others: overall telecommunications spending, changes in general economic conditions, the timing of significant orders and shipments, the lengthy sales cycle for the Company's products, the timing of the convergence of voice and data networks, the success or failure of strategic alliances or acquisitions including the success or failure of the integration of Santera and Taqua's operations with those of the Company, the ability of carriers to utilize excess capacity of signaling infrastructure and related products in their networks, the capital spending patterns of customers, the dependence on wireless customers for a significant percentage and growth of the Company's revenues, the timely development and introduction of new products and services, product mix, the geographic mix of the Company's revenues and the associated impact on gross margins, market acceptance of new products and technologies, carrier deployment of intelligent network services, the ability of our customers to obtain financing, the level and timing of research and development expenditures, regulatory changes, and the expansion of the Company's marketing and support organizations, both domestically and internationally. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.


                                TEKELEC
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

                                      Three Months
                                          Ended      Six Months Ended
                                        June 30,         June 30,
                                      2004    2003     2004    2003
----------------------------------------------------------------------
                                                (thousands)

Revenues                            $95,618 $62,922 $174,488 $117,928
Costs and expenses:
  Cost of goods sold                 23,953  16,440   43,338   29,521
  Amortization of purchased
   technology                         2,392   2,607    5,456    5,138
  Research and development           24,169  16,274   44,788   30,487
  Selling, general and
   administrative                    38,165  24,386   70,436   46,337
  Acquired in-process research and
   development                        8,000   2,900    8,000    2,900
  Amortization of intangibles           409     425      941      825
  Restructuring (a)                     110      --    1,052       --
----------------------------------------------------------------------
Income (Loss) from operations        (1,580)   (110)     477    2,720
  Interest and other income
   (expense), net                      (353) (1,170)     115   (1,854)
----------------------------------------------------------------------
Income (Loss) from continuing
 operations before provision
 for income taxes                    (1,933) (1,280)     592      866
  Provision for income taxes (b)      6,952   2,015   13,205    2,647
----------------------------------------------------------------------
Income (Loss) from continuing
 operations before minority
 interest                            (8,885) (3,295) (12,613)  (1,781)
Minority interest                     8,581   4,505   18,158    4,505
----------------------------------------------------------------------
  Net income (loss)                   $(304) $1,210   $5,545   $2,724
----------------------------------------------------------------------
Earnings per share
  Basic                               $0.00   $0.02    $0.09    $0.04
  Diluted                              0.00    0.02     0.09     0.04
======================================================================
Earnings per share weighted average
 number of shares outstanding:
  Basic                              62,458  61,032   62,246   60,983
  Diluted                            62,458  62,276   65,174   61,954

Notes to Condensed Consolidated Statements of Operations (000's):

(a) This amount represents restructuring costs related to the relocation of our manufacturing operations.

(b) For the three and six months ended June 30, 2004, Santera, a majority-owned company, is included in the consolidated results of operations of Tekelec. The consolidated provision for income taxes does not include any benefit from the losses generated by Santera due to the following:

    -- Santera's losses cannot be included on Tekelec's consolidated federal tax return because its ownership interest in Santera does not meet the threshold to consolidate under income tax rules and regulations.

    -- A full valuation allowance has been established on the income tax benefits generated by Santera as a result of Santera's historical operating losses.


                                TEKELEC
                 NON-GAAP (a) STATEMENTS OF OPERATIONS
                              (unaudited)

                                      Three Months
                                          Ended      Six Months Ended
                                        June 30,         June 30,
                                      2004    2003     2004    2003
----------------------------------------------------------------------
                                               (thousands)

Revenues                           $95,618 $62,922  $174,488 $117,928
Costs and expenses:
  Cost of goods sold                24,143  16,575    43,759   29,787
  Research and development          24,073  16,274    44,692   30,487
  Selling, general and
   administrative                   37,932  24,386    70,203   46,337
----------------------------------------------------------------------
Income from operations               9,470   5,687    15,834   11,317
  Interest and other income
   (expense), net                     (353) (1,170)      115   (1,854)
----------------------------------------------------------------------
Income before provision for income
 taxes                               9,117   4,517    15,949    9,463
   Provision for income taxes (b)    7,666   2,984    14,806    4,666
----------------------------------------------------------------------
Income before minority interest      1,451   1,533     1,143    4,797
Minority interest                    7,925   2,512    16,337    2,512
----------------------------------------------------------------------
  Non-GAAP net income               $9,376  $4,045   $17,480   $7,309
----------------------------------------------------------------------
Non-GAAP earnings per share
  Basic                              $0.15   $0.07     $0.28    $0.12
  Diluted                             0.14    0.07      0.26     0.12
======================================================================
Non-GAAP earnings per share
 weighted average number
 of shares outstanding:
  Basic                             62,458  61,032    62,246   60,983
  Diluted (c)                       71,516  62,276    71,535   61,954

Notes to Condensed Consolidated Statements of Operations (000's):

(a) The above Non-GAAP Statements of Operations exclude the effects of the following:

    -- For the three and six months ended June 30, 2004, restructuring costs related to the relocation of our manufacturing operations amounted to $110 and $1,052, respectively.

    -- For both the three and six months ended June 30, 2004, amortization of deferred stock compensation related to the unvested portion of stock options granted as part of the Taqua acquisition amounted to $331.

    -- For three and six months ended June 30, 2004 the amortization of purchased technology and other intangibles related to the acquisition of IEX, Santera and Taqua amounted to $2,609 and $5,974, respectively. The related income tax benefits for the three and six months ended June 30, 2004 were $558 and $1,115, respectively.

    -- For the three and six months ended June 30, 2003, the amortization of purchased technology and other tangibles related to the acquisition of IEX and Santera amounted to $3,804 and $6,604, respectively. The related income tax benefits for the three and six months ended June 30, 2003 were $969 and $2,019, respectively.

(b) The above Non-GAAP Statements of Operations assume an effective income tax rate of 35% and 34% for the Tekelec business excluding Santera for the three and six months ended June 30, 2004 and 2003, respectively. There were no income tax benefits associated with the losses generated by Santera.

(c) For the three and six months ended June 30, 2004, the calculation of earnings per share includes, for the purposes of the calculation, the add-back to net income of $581 and $1,162, respectively for assumed after-tax interest cost related to the convertible debt using the "if-converted" method of accounting for diluted earnings per share. The weighted average number of shares outstanding for both the three and six months ended June 30, 2004 includes 6,361 shares related to the convertible debt using the "if- converted" method. For all other periods presented, the results of the "if-converted" calculations are anti-dilutive and therefore excluded from earnings per share.


                                TEKELEC
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                                   June 30,  December
                                                                31,
                                                     2004      2003
----------------------------------------------------------------------
                                                 (unaudited)
                                                      (thousands)
ASSETS
Current assets:
   Cash and cash equivalents                        $37,928   $45,261
   Short-term investments, at fair value             51,083    83,800
   Accounts receivable, net                          76,481    52,781
   Current portion of notes receivable ($17,300
    principal amount)                                17,376    17,580
   Inventories                                       31,887    21,434
   Deferred income taxes, net                        11,490     4,958
   Prepaid expenses and other current assets         30,473    22,088
------------------------------------------------------------ ---------
   Total current assets                             256,718   247,902
Long-term investments, at fair value                165,060   210,298
Property and equipment, net                          28,032    22,172
Investments in privately-held companies              17,322    17,322
Deferred income taxes                                32,927     7,876
Other assets                                          6,168     6,342
Goodwill, net                                        99,796    68,903
Intangible assets, net                               58,383    34,118
------------------------------------------------------------ ---------
   Total assets                                    $664,406  $614,933
============================================================ =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of deferred revenues             $62,222   $50,105
   Other current liabilities                         85,256    62,758
------------------------------------------------------------ ---------
   Total current liabilities                        147,478   112,863
Long-term convertible debt                          125,000   125,000
Long-term portion of notes payable                    2,025     2,574
Long-term portion of deferred revenues                2,420     3,687
Deferred income taxes                                11,297       790
------------------------------------------------------------ ---------
   Total liabilities                                288,220   244,914
------------------------------------------------------------ ---------
Minority interest                                    23,050    41,208
------------------------------------------------------------ ---------
Total shareholders' equity                          353,136   328,811
------------------------------------------------------------ ---------
   Total liabilities and shareholders' equity      $664,406  $614,933
============================================================ =========


                                TEKELEC
             IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
                              (unaudited)

                                  Three Months Ended June 30, 2004
----------------------------------------------------------------------
                                              (thousands)
----------------------------------------------------------------------
                                   GAAP    Adjustments   Non-GAAP
----------------------------------------------------------------------

Revenues                         $95,618          $--    $95,618
Costs and expenses:
  Cost of goods sold              23,953           (2)(a) 23,951
  Amortization of purchased
   technology                      2,392       (2,200)(b)    192
----------------------------------------------------------------------
    Total cost of sales           26,345       (2,202)    24,143
----------------------------------------------------------------------
  Gross profit                    69,273 72.4%  2,202     71,475 74.8%
----------------------------------------------------------------------
  Research and development        24,169          (96)(a) 24,073
  Selling, general and
   administrative                 38,165         (233)(a) 37,932
  Acquired in-process research
   and development                 8,000       (8,000)(b)     --
  Amortization of intangibles        409         (409)(b)     --
  Restructuring                      110         (110)(c)     --
----------------------------------------------------------------------
    Total operating expenses      70,853       (8,848)    62,005
----------------------------------------------------------------------
Income (Loss) from operations     (1,580)      11,050      9,470
  Interest and other income
   (expense), net                   (353)          --       (353)
----------------------------------------------------------------------
Income (Loss) from continuing
 operations before provision for
 income taxes                     (1,933)      11,050      9,117
  Provision for income taxes       6,952          714 (d)  7,666
----------------------------------------------------------------------
Income (Loss) from continuing
 operations before minority
 interest                         (8,885)      10,336      1,451
Minority Interest                  8,581         (656)(e)  7,925
----------------------------------------------------------------------
  Net income (loss)                $(304)      $9,680     $9,376
----------------------------------------------------------------------
Earnings per share
  Basic                            $0.00                   $0.15
  Diluted                           0.00                    0.14
Earnings per share weighted
 average number of shares
 outstanding:
  Basic                           62,458                  62,458
  Diluted                         62,458                  71,516   (f)
======================================================================

(a) The adjustments represent the amortization of deferred stock compensation related to the unvested portion of stock options granted as part of the Taqua acquisition.

(b) The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition of IEX, Santera and Taqua and the write-off of in-process research and development related to the acquisition of Taqua.

(c) The adjustment represents restructuring costs related to the relocation of our manufacturing operation.

(d) The adjustments represents the income tax effect of footnotes (a),
    (b) and (c) in order to reflect our non-GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(e) The adjustment represents the minority interest impact of footnote
    (b).

(f) For the three months ended June 30, 2004, the non-GAAP calculation of earnings per share includes for the purpose of calculation the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the "if-converted" method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months ended June 30, 2004 includes 6,361 shares related to the convertible debt using the "if-converted" method.


                                TEKELEC
             IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
                              (unaudited)

                                      Three Months Ended June 30, 2003
----------------------------------------------------------------------
                                            (thousands)
----------------------------------------------------------------------
                               GAAP        Adjustments   Non-GAAP
----------------------------------------------------------------------

Revenues                     $62,922              $--    $62,922
Costs and expenses:
  Cost of goods sold          16,440               --     16,440
  Amortization of purchased
   technology                  2,607           (2,472)(a)    135
----------------------------------------------------------------------
    Total cost of sales       19,047           (2,472)    16,575
----------------------------------------------------------------------
  Gross Profit                43,875 69.7%      2,472     46,347 73.7%
----------------------------------------------------------------------
  Research and development    16,274               --     16,274
  Selling, general and
   administrative             24,386               --     24,386
  Acquired in-process
   research and development    2,900           (2,900)(a)     --
  Amortization of intangibles    425             (425)(a)     --
----------------------------------------------------------------------
    Total operating expenses  43,985           (3,325)    40,660
----------------------------------------------------------------------
Income (Loss) from operations   (110)           5,797      5,687
  Interest and other income
   (expense), net             (1,170)              --     (1,170)
----------------------------------------------------------------------
Income (Loss) from continuing
 operations before provision
 for income taxes             (1,280)           5,797      4,517
  Provision for income taxes   2,015              969 (b)  2,984
----------------------------------------------------------------------
Income (Loss) from continuing
 operations before minority
 interest                     (3,295)           4,828      1,533
Minority interest              4,505           (1,993)(c)  2,512
----------------------------------------------------------------------
  Net income                  $1,210           $2,835     $4,045
----------------------------------------------------------------------
Earnings per share
  Basic                        $0.02                       $0.07
  Diluted                       0.02                        0.07
Earnings per share weighted
 average number of shares
 outstanding:
  Basic                       61,032                      61,032
  Diluted                     62,276                      62,276
======================================================================

(a) The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition of IEX and Santera and the related income tax benefit and the write-off of in-process research and development related to the acquisition of Santera.

(b) The adjustment represents the income tax effect of the adjustment of amortization of technology and other intangibles in order to reflect our non-GAAP effective tax rate at 34% for the Tekelec business, excluding Santera.

(c) The adjustment represents the minority interest impact of (a).


                                TEKELEC
             IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
                              (unaudited)

                                     Six  Months Ended June 30, 2004
----------------------------------------------------------------------
                                             (thousands)
----------------------------------------------------------------------
                                  GAAP     Adjustments   Non-GAAP
----------------------------------------------------------------------

Revenues                       $174,488           $--   $174,488
Costs and expenses:
  Cost of goods sold             43,338            (2)(a) 43,336
  Amortization of purchased
   technology                     5,456        (5,033)(b)    423
----------------------------------------------------------------------
    Total cost of sales          48,794        (5,035)    43,759
----------------------------------------------------------------------
  Gross profit                  125,694 72.0%   5,035    130,729 74.9%
----------------------------------------------------------------------
  Research and development       44,788           (96)(a) 44,692
  Selling, general and
   administrative                70,436          (233)(a) 70,203
  Acquired in-process research
   and development                8,000        (8,000)(b)     --
  Amortization of intangibles       941          (941)(b)     --
  Restructuring                   1,052        (1,052)(c)     --
----------------------------------------------------------------------
    Total operating expenses    125,217       (10,322)   114,895
----------------------------------------------------------------------
Income from operations              477        15,357     15,834
  Interest and other income
   (expense), net                   115            --        115
----------------------------------------------------------------------
Income from continuing
 operations before provision
 for income taxes                   592        15,357     15,949
  Provision for income taxes     13,205         1,601 (d) 14,806
----------------------------------------------------------------------
Income (Loss) from continuing
 operations before minority
 interest                       (12,613)       13,756      1,143
Minority Interest                18,158        (1,821)(e) 16,337
----------------------------------------------------------------------
  Net income                     $5,545       $11,935    $17,480
----------------------------------------------------------------------
Earnings per share
  Basic                           $0.09                    $0.28
  Diluted                          0.09                     0.26
Earnings per share weighted
 average number of shares
 outstanding:
  Basic                          62,246                   62,246
  Diluted                        65,174                   71,535   (f)
======================================================================

(a) The adjustments represent the amortization of deferred stock compensation related to the unvested portion of stock options granted as part of the Taqua acquisition.

(b) The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition of IEX, Santera and Taqua and the write-off of in-process research and development related to the acquisition of Taqua.

(c) The adjustment represents restructuring costs related to the relocation of our manufacturing operation.

(d) The adjustments represents the income tax effects of footnotes
    (a), (b) and (c) in order to reflect our non-GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(e) The adjustment represents the minority interest impact of footnote
    (b).

(f) For the six months ended June 30, 2004, the non-GAAP calculation of earnings per share includes for the purpose of calculation the add-back to net income of $1,162 for assumed after-tax interest cost related to the convertible debt using the "if-converted" method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the six months ended June 30, 2004 includes 6,361 shares related to the convertible debt using the "if-converted" method.


                                TEKELEC
             IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
                              (unaudited)

                                      Six Months Ended June 30, 2003
----------------------------------------------------------------------
                                            (thousands)
----------------------------------------------------------------------
                               GAAP        Adjustments   Non-GAAP
----------------------------------------------------------------------

Revenues                    $117,928              $--   $117,928
Costs and expenses:
  Cost of goods sold          29,521               --     29,521
  Amortization of purchased
   technology                  5,138           (4,872)(a)    266
----------------------------------------------------------------------
    Total cost of sales       34,659           (4,872)    29,787
----------------------------------------------------------------------
  Gross Profit                83,269 70.6%      4,872     88,141 74.7%
----------------------------------------------------------------------
  Research and development    30,487               --     30,487
  Selling, general and
   administrative             46,337               --     46,337
  Acquired in-process
   research and development    2,900           (2,900)(a)     --
  Amortization of
   intangibles                   825             (825)(a)     --
----------------------------------------------------------------------
    Total operating expenses  80,549           (3,725)    76,824
----------------------------------------------------------------------
Income from operations         2,720            8,597     11,317
  Interest and other income
   (expense), net             (1,854)              --     (1,854)
----------------------------------------------------------------------
Income from continuing
 operations before provision
 for income taxes                866            8,597      9,463
  Provision for income taxes   2,647            2,019 (b)  4,666
----------------------------------------------------------------------
Income (Loss) from
 continuing operations
 before minority interest     (1,781)           6,578      4,797
Minority interest              4,505           (1,993)(c)  2,512
----------------------------------------------------------------------
   Net income                 $2,724           $4,585     $7,309
----------------------------------------------------------------------
Earnings per share
  Basic                        $0.04                       $0.12
  Diluted                       0.04                        0.12
Earnings per share weighted
 average number of shares
 outstanding:
  Basic                       60,983                      60,983
  Diluted                     61,954                      61,954
======================================================================

(a) The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition of IEX and Santera and the related income tax benefit and the write-off of in-process research and development related to the acquisition of Santera.

(b) The adjustment represents the income tax effect of the adjustment of amortization of technology and other intangibles in order to reflect our non-GAAP effective tax rate at 34% for the Tekelec business, excluding Santera.

(c) The adjustment represents minority interest impact of (a).

    CONTACT: Tekelec
             Michael Attar, 818-880-7821 (Investor Relations)